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                                                                      EXHIBIT 21




                                STERLING BANCORP

                         Subsidiaries of the Registrant





      Sterling Banking Corporation

      Sterling Industrial Loan Association

      Sterling National Bank

            Sterling Factors Corporation

            Sterling National Mortgage Company, Inc. (New York)

            Sterling National Mortgage Corporation (Virginia)

            Sterling Holding Company of Virginia, Inc.

                   Sterling Real Estate Holding Company Inc.